UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

ING U.S., INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York	10169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officers

On November 12, 2013, ING U.S., Inc. (the “Company”) made changes to the compensation arrangements of Jeffery Becker, the Chief Executive Officer of its Investment Management business, and a named executive officer (as such term is defined in Item 402 of Regulation S-K) of the Company.

These changes include: an increase in Mr. Becker’s annual base salary from $400,000 to $575,000; an increase in Mr. Becker’s target annual incentive award opportunity, effective beginning for 2013 performance, from 200% to 250% of his annual base salary (for a target annual incentive opportunity of $1,437,500); and an increase in Mr. Becker’s target long-term incentive opportunity, effective beginning for 2013 performance, from 150% to 250% of his annual base salary (for a target long-term incentive opportunity of $1,437,500).

Under the Company’s current annual and long-term incentive programs, annual incentive amounts are generally payable in cash (subject to the deferral provisions described below), and long-term incentives are payable in the form of restricted stock units (RSUs) representing an interest in shares of common stock of the Company. Under the Company’s current long-term incentive program as it applies to “identified staff” for purposes of the European Commission Capital Requirements Directive III (“CRD III”), which includes Mr. Becker, awards vest in three tranches, with the first 50% vesting on the second anniversary of the award date, and 25% vesting on each of the third and fourth anniversaries of the award date. In addition, pursuant to CRD III requirements, under the Company’s current annual incentive program as it applies to identified staff, portions of annual incentive awards in excess of €100,000 (as converted to U.S. dollars at the prevailing exchange rate) are subject to mandatory deferral, and are payable in the form of RSUs which vest in three tranches, with the first 50% vesting on the second anniversary of the award date, and 25% vesting on each of the third and fourth anniversaries of the award date. The deferral and vesting provisions of the Company’s annual and long-term incentive awards to be made in 2014 (in respect of 2013 performance) have not yet been determined and are subject to change.

A description of the Company’s annual incentive plan and long-term incentive plan, and of the 2013 Omnibus Employee Incentive Plan under which equity-based awards are granted, is contained in the Company’s Registration Statement on Form S-1, as amended and filed on October 21, 2013, under the captions “Compensation of Executive Officers and Directors—2012 Compensation—Annual Cash and Deferred Equity-Based Incentive Compensation”, “—Establishment of Annual Incentive Compensation Opportunity and Maximum Award”, “—Long-Term Equity-Based Incentive Compensation”, “—Critical Compensation Policies”, and “—Equity Compensation—Omnibus Employee Incentive Plan”, and such descriptions are hereby incorporated into this Item 5.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ING U.S., Inc. (Registrant)

By:	/s/ HARRIS OLINER
Name:	Harris Oliner
Title:	Senior Vice President and Corporate Secretary

Dated: November 15, 2013